UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
October 12, 2006

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement
On October 12, 2006, the Company entered into an amended and restated credit agreement with Comerica Bank and LaSalle Bank. The amended and restated agreement is filed herewith as Exhibit 10.1.

ITEM 1.02.	Termination of a Material Definitve Agreement

In connection with the entry into the amended and restated credit agreement disclosed in Item 1.01 above, the Company, Comerica Bank and LaSalle Bank have terminated the credit agreement dated as of May 30, 2002, and all amendments thereto.

ITEM 9.01.	Financial Statements and Exhibits
(c) EXHIBITS
The following exhibits are furnished pursuant to Item 9.01 of Form 8-K.

10.1
Amended and Restated Credit Agreement among Comerica Bank, as Administrative Agent for itself and other Banks, LaSalle Bank National Association, as Collateral Agent and Syndication Agent for itself and other Banks, and FFE Transportation Services, Inc., as Borrower, and certain of its affiliates as of October 12, 2006.

99.1	Press Release, dated October 12, 2006, regarding the amended and restated credit agreement with Comerica Bank and LaSalle Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.

Dated: October 17, 2006	By:	/s/ Thomas G. Yetter
Thomas G. Yetter Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1
Amended and Restated Credit Agreement among Comerica Bank, as Administrative Agent for itself and other Banks, LaSalle Bank National Association, as Collateral Agent and Syndication Agent for itself and other Banks, and FFE Transportation Services, Inc., as Borrower, and certain of its affiliates as of October 12, 2006.

99.1	Press Release, dated October 12, 2006, regarding the amended and restated credit agreement with Comerica Bank and LaSalle Bank.